Exhibit 99.2

Reynolds American Inc.
P.O. Box 2990 Winston-Salem, NC 27102-2990

RAI 2016-11

Reynolds American Inc. announces the pricing terms of its cash tender offer for up to $2.8 billion aggregate purchase price for certain of its outstanding notes

WINSTON-SALEM, N.C. – Feb. 19, 2016 –Reynolds American Inc. (NYSE: RAI) announced today the pricing terms of its previously announced cash tender offer for up to $2.8 billion aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding related fees and expenses) (as amended, the “Tender Cap”), for certain of its outstanding notes listed in the table below (collectively, the “Notes”). RAI also announced that it increased the Tender Cap by $10 million, to $2,810,000,000. The tender offer is being conducted upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 4, 2016, and the related Letter of Transmittal (as they may be amended or supplemented, the “Tender Offer Documents”).

The total consideration for each series of Notes is based on the applicable reference yield plus a fixed spread, in each case as set forth in the table below, and is payable to holders of the Notes who validly tendered and did not validly withdraw their Notes on or before 5 p.m., New York City time, on February 18, 2016 (the “Early Tender Date”) and whose Notes are accepted for purchase by RAI. The reference yields listed in the table were determined at 2 p.m., New York City time, on February 19, 2016 by the lead dealer managers (identified below). The total consideration for each series of Notes includes an early tender premium of $30 per $1,000 principal amount of Notes validly tendered and not validly withdrawn by such holders and accepted for purchase by RAI.

Title of Security	CUSIP Nos.	Acceptance Priority Level	Reference U.S. Treasury Security	Reference Yield	Fixed Spread	Total Consideration(1)(2)
4.750% Senior Notes due 2042	761713AW6	1	2.875% due August 15, 2045	2.610%	190 bps	$1,036.97
3.250% Senior Notes due 2022	761713AX4	2	1.375% due January 31, 2021	1.233%	135 bps	$1,040.72
3.750% Senior Notes due 2023	761713BU9 761713BM7 U8001FAQ8	3	2.250% due November 15, 2025	1.762%	105 bps	$1,059.18
3.250% Senior Notes due 2020(3)	761713BE5	4	1.375% due January 31, 2021	1.233%	85 bps	$1,047.80
4.000% Senior Notes due 2022(4)	761713BF2	5	1.375% due January 31, 2021	1.233%	125 bps	$1,088.01
4.450% Senior Notes due 2025(4)	761713BG0	6	2.250% due November 15, 2025	1.762%	140 bps	$1,100.73
4.850% Senior Notes due 2023(4)	761713AY2	7	2.250% due November 15, 2025	1.762%	110 bps	$1,134.33
(1)	Per $1,000 principal amount of Notes that are tendered and accepted for purchase.
(2)	The total consideration includes the early tender premium of $30 per $1,000 principal amount of Notes.
(3)	Series expected to be prorated.
(4)	Series not expected to be accepted for purchase.

RAI has accepted for purchase Notes validly tendered and not validly withdrawn on or before the Early Tender Date for which the aggregate consideration payable did not exceed the Tender Cap. Although the tender offer is scheduled to expire at 11:59 p.m., New York City time, on March 3, 2016, because holders of Notes subject to the tender offer validly tendered and did not validly withdraw Notes for which the aggregate consideration payable exceeds the Tender Cap on or prior to the Early Tender Date, RAI does not expect to accept for purchase any tenders of Notes after the Early Tender Date.

RAI accepted for purchase 100% of the Notes validly tendered and not validly withdrawn for the series listed in the table above in acceptance priority levels 1 through 3 and accepted Notes validly tendered and not validly withdrawn for the series listed in the table above in acceptance priority level 4 on a pro rata basis in accordance with the proration procedures described in the Tender Offer Documents. RAI did not accept for purchase any of the Notes for the series listed above in acceptance priority levels 5 through 7. The Notes not accepted for purchase will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company or otherwise returned in accordance with the Tender Offer Documents.

All payments for Notes purchased in connection with the Early Tender Date will also include accrued and unpaid interest on the principal amount of Notes tendered up to, but not including, the initial settlement date, which is currently expected to be February 22, 2016. The consideration for the Notes is expected to be paid by RAI with cash on hand.

In accordance with the terms of the tender offer, the withdrawal deadline was 5 p.m., New York City time, on February 18, 2016. As a result, tendered Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by RAI).

RAI has retained Goldman, Sachs & Co., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC to serve as the lead dealer managers for the tender offer and has retained D.F. King & Co., Inc. to serve as tender agent and information agent for the tender offer.

Requests for documents relating to the tender offer may be directed to D.F. King & Co., Inc. by telephone at (212) 269-5550 or toll free at (877) 283-0324, by email at rai@dfking.com or in writing at 48 Wall Street, 22nd Floor, New York, N.Y. 10005. Questions regarding the tender offer may be directed to Goldman, Sachs & Co. at (800) 828-3182, to Citigroup Global Markets Inc. at (800) 558-3745, to Credit Suisse Securities (USA) LLC at (800) 820-1653 or to J.P. Morgan Securities LLC at (866) 834-4666.

RAI has also retained Fifth Third Securities, Inc., Mizuho Securities USA Inc., RBC Capital Markets, LLC and Scotia Capital (USA) Inc. to serve as co-dealer managers for the tender offer.

This press release is not a tender offer to purchase or a solicitation of acceptance of a tender offer, which may be made only pursuant to the terms of the Tender Offer Documents. The tender offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the laws require the tender offer to be made by a licensed broker or dealer, the tender offer will be deemed made on behalf of RAI by Goldman, Sachs & Co., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC or J.P. Morgan Securities LLC, or one or more registered brokers or dealers under the laws of such jurisdiction.

Forward Looking Statements

Statements included in this press release that are not historical in nature are forward-looking statements. When used in this press release, forward-looking statements include, without limitation, statements regarding the expiration and settlement of the tender offer, the satisfaction of conditions to the tender offer, and the timing of any of the foregoing, as well as RAI’s expectations, beliefs or intentions that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. These statements regarding future events inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results to differ materially from those described in or implied by the forward-looking statements. Some of these risks, contingencies and other uncertainties are set forth in the Offer to Purchase related to the tender offer under the headings “Certain Significant Consequences and Risks Relating to the Offer” and “Forward-Looking Statements,” and in RAI’s Annual Report on Form 10-K for the year ended December 31, 2015 under the heading “Risk Factors,” as the same may be updated in subsequent RAI reports. RAI disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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